Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Multi-State Municipal Trust:

We consent to the use of our report dated September 18, 2013, with respect to the financial statements and financial highlights of Oppenheimer Rochester National Municipals (a separate series of Oppenheimer Multi-State Municipal Trust), incorporated by reference herein, and to the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/KPMG LLP
KPMG LLP

Denver, Colorado

November 22, 2013